Contacts:	Investor Relations	Media Relations
	JoAnn DeGrande 206-318-7893 jdegrand@starbucks.com	May Kulthol 206-318-7100 mkulthol@starbucks.com
Starbucks Acquires Full Ownership of Its Hawaii and Puerto Rico Operations
Transactions Support the Company’s Growth Strategy

SEATTLE; January 24, 2006 – Starbucks Corporation (Nasdaq: SBUX) today announced that it has acquired full ownership of Coffee Partners Hawaii, the joint-venture company that operates its retail stores in Hawaii, and Café del Caribe, the joint-venture company that operates its retail stores in Puerto Rico. The financial terms of these acquisitions were not disclosed. Starbucks had owned a five percent interest in both companies, which will now be operated as wholly-owned subsidiaries. As of January 1, 2006, there were 54 stores with approximately 1,100 partners (employees) in Hawaii and 13 stores with approximately 300 partners in Puerto Rico.
“Starbucks is very excited about these acquisitions, which we believe will allow us to achieve greater operational efficiencies and accelerate our expansion in both markets,” said Martin Coles, president, Starbucks Coffee International. “Additionally, these transactions allow Starbucks and all our partners to be more integrated into the communities within Hawaii and Puerto Rico by building on our strong human connections in those markets.”
“The acquisitions of these two markets are consistent with our strategy of acquiring increased equity ownership in our International markets where appropriate,” said Michael Casey, chief financial officer, Starbucks Coffee Company. “We expect the combined acquisitions to be modestly accretive to earnings per share, consistent with our fiscal year 2006 operating plans.”
“Our partners at Coffee Partners Hawaii and Café del Caribe in Puerto Rico have done a tremendous job establishing Starbucks as one of the most respected and recognized brands in these two markets,” said Dean McPhail, chief executive officer, Coffee Partners Hawaii and Café del Caribe.
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“To ensure a seamless transition for customers, partners and other stakeholders, the current leadership teams in Hawaii and Puerto Rico will remain Starbucks partners and an integral part of the respective operations for the foreseeable future.”
Starbucks has been a part of the communities in Hawaii since Coffee Partners Hawaii opened the first Starbucks location in Oahu in 1996. Following its success in Hawaii, Starbucks and its Hawaii partners expanded the relationship to include Puerto Rico, opening the first store in San Juan in 2002.
About Starbucks
Starbucks Corporation is the leading retailer, roaster and brand of specialty coffee in the world, with more than 10,500 retail locations in North America, Latin America, Europe, the Middle East and the Pacific Rim. The Company is committed to offering the highest quality coffee and the Starbucks Experience while conducting its business in ways that produce social, environmental and economic benefits for communities in which it does business. In addition to its retail operations, the Company produces and sells bottled Frappuccino® coffee drinks, Starbucks DoubleShot® espresso drink, and a line of superpremium ice creams through its joint venture partnerships. The Company’s brand portfolio provides a wide variety of consumer products — innovative superpremium Tazo® teas and exceptional compact discs from Starbucks Hear Music™ enhance the Starbucks Experience through best-of-class products. The Seattle’s Best Coffee® and Torrefazione Italia® coffee brands enable Starbucks to appeal to a broader consumer base by offering an alternative variety of coffee flavor profiles.
This release includes a forward-looking statement regarding expected future earnings per share. This forward-looking statement is based on currently available operating, financial, and competitive information and is subject to various risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors including but not limited to, coffee, dairy and other raw material prices and availability, successful execution of internal performance and expansion plans, fluctuations in U.S. and international economies and currencies, the impact of initiatives by competitors, the effect of legal proceedings, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 2, 2005. The Company assumes no obligation to update this forward-looking statement.
© 2006 Starbucks Coffee Company. All rights reserved.
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